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                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We Consent to the incorporation by reference in the Registration Statement on Form S-8 of Universal Truckload Services, Inc. pertaining to the Universal Truckload Services, Inc. 2004 Stock Incentive Plan of our report dated December 17, 2004, with respect to the financial statements of Nunn Yoest
Principles & Associates, Inc. as of and for the year ended December 31, 2003, included in its Registration Statement on Form S-1 (No. 333-120510).

/s/ McGLADREY & PULLEN, LLP

Kansas City, Missouri
March 16, 2005